Exhibit 10
Grant No.: __________
ACE*COMM CORPORATION
AMENDED AND RESTATED OMNIBUS STOCK PLAN
RESTRICTED STOCK AGREEMENT
     ACE*COMM Corporation, a Maryland corporation (the “Corporation”), hereby grants shares of its common stock, $.01 par value (the “Common Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Corporation’s Amended and Restated Omnibus Stock Plan (the “Plan”).
Grant Date: ____________________, ________

Name of Grantee:

Grantee’s Employee Identification Number:

Number of Shares of Common Stock Covered by Grant:
Purchase Price per Share of Common Stock: $.01 per share
First Vesting Date: _____________________________
     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:

(Signature)

Corporation:

(Signature)

Title:

Attachment:
This is not a stock certificate or a negotiable instrument.

ACE*COMM CORPORATION
AMENDED AND RESTATED OMNIBUS STOCK PLAN
RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Common Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price is deemed paid by your acceptance of employment with or your prior services to the Corporation. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

For the purpose of this Agreement, “Service” means your service as an employee, officer, director or consultant of the Corporation or an Affiliate. Your change in position or duties will not result in interrupted or terminated Service, so long as you continue to be an employee, officer, director or consultant of the Corporation or an Affiliate. Whether a termination of Service has occurred for purposes of this Agreement shall be determined by the Committee, which determination shall be final, binding and conclusive. For the purpose of this Agreement, an “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company.

Vesting	The Corporation will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Common Stock under this Restricted Stock Agreement vests as to one-fourth (1/4th) of the total number of shares of Common Stock covered by this grant, as shown on the cover sheet, on the First Vesting Date set forth on the cover sheet (“First Vesting Date”), provided you then continue in Service. An additional one-fourth (1/4th) of the total number of shares of Common Stock covered by this grant, as shown on the cover sheet, shall vest on each of the second, third and fourth anniversary of the First Vesting Date, provided you then continue in Service. The resulting aggregate number of vested shares of Common Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.

No additional shares of Common Stock will vest after your Service has terminated for any reason.

Forfeiture of Unvested Common Stock	In the event that your Service terminates for any reason, you will forfeit to the Corporation all of the shares of Common Stock subject to this grant that have not yet vested.

Issuance	The issuance of the Common Stock under this grant shall be evidenced in such a manner as the Corporation, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Common Stock certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Common Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Common Stock acquired under this grant. In the event that the Corporation determines that any federal, state, local or foreign tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant, the Corporation shall have the right to require such payments from you, withhold such amounts from other payments due to you from the Corporation or any Affiliate or withhold vested shares of Common Stock granted under this Agreement.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Common Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the relevant vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Corporation (or any of its Affiliates) in any capacity. The Corporation (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Corporation common stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity in accordance with the terms of the Plan.

Legends	All certificates representing the Common Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Consent to Electronic Delivery	The Corporation may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Corporation may deliver the Plan prospectus and the Corporation’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Corporation would be pleased to provide paper copies. Please contact ACE*COMM Corporation, ___, Attn: Stock Plan Administration.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
     1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:
     2. Description of property with respect to which the election is being made:
                          shares of common stock, par value $.01 per share, ACE*COMM Corporation, a Maryland corporation, (the “Corporation”).
     3. The date on which the property was transferred is ___, ___.
     4. The taxable year to which this election relates is calendar year ___.
     5. Nature of restrictions to which the property is subject:
     The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Corporation. The shares of stock are subject to forfeiture under the terms of the Agreement.
     6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $            per share, for a total of $___.
     7. The amount paid by taxpayer for the property was $___.
     8. A copy of this statement has been furnished to the Corporation.
Dated: _____________, _____

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1
     1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.
     2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Corporation.
     3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.